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                                                                    EXHIBIT 5.1
                                 November 15, 1997


Scheid Vineyards Inc.
13470 Washington Blvd., Suite 300
Marina del Rey, CA  90292



         Re:  Registration Statement for Offering of
              200,000 Shares of Class A Common Stock
              --------------------------------------

Ladies and Gentlemen:

         We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,000 shares of the Class A Common Stock, par value $.001 per share, of Scheid Vineyards Inc. (the "Company") under the Company's 1997 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Class A Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                        Very truly yours,

                        /s/ Brobeck, Phleger & Harrison LLP

                        BROBECK, PHLEGER & HARRISON LLP